================================================================================
As filed with the Securities and Exchange Commission on June 26, 2000
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------
                          MARVELL TECHNOLOGY GROUP LTD.
             (Exact name of Registrant as Specified in Its Charter)

               BERMUDA                                         77-0481679
   (State or Other Jurisdiction of                          (I.R.S. Employer
   Incorporation or Organization)                          Identification No.)

                           -------------------------
                                 RICHMOND HOUSE,
                                    3RD FLOOR
                              12 PAR LA VILLE ROAD
                                 HAMILTON, HM DX
                                     BERMUDA
                                 (441) 296-6395
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------
                          MARVELL TECHNOLOGY GROUP LTD.
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                              (Full Title of Plan)

                            -------------------------
                                   THOR BUELL
                                 GENERAL COUNSEL
                           MARVELL SEMICONDUCTOR, INC.
                               645 ALMANOR AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 222-2500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                           -------------------------

                        CALCULATION OF REGISTRATION FEE
======================================================================================================================

                                                                PROPOSED          PROPOSED
                                                                MAXIMUM            MAXIMUM
                                            AMOUNT              OFFERING           AGGREGATE         AMOUNT OF
 TITLE OF SECURITIES                        TO BE               PRICE PER          OFFERING         REGISTRATION
 TO BE REGISTERED                         REGISTERED(1)          SHARE(2)          PRICE(3)              FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.002             29,500,000             $14.00         $255,534,541         $67,462
 =====================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share is the maximum offering price set forth in Amendment No. 7 to the Company's Registration Statement on Form S-1 (Registration No. 333-33086) filed on June 23, 2000.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum aggregate offering price is based upon (a) with respect to 11,492,809 shares of Common Stock issuable upon exercise of options previously issued under the Plan, the weighted average price of $1.27, (b) with respect to 2,790,500 shares of Common Stock issuable upon exercise of options previously issued under the Plan, the weighted average price of $10.00, and (c) with respect to 15,216,691 shares of Common Stock issuable upon the exercise of options that are granted or may be granted in the future under the Plan, the proposed maximum per share offering price.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Marvell Technology Group Ltd., a Bermuda corporation (the "Company"), and relates to 29,500,000 shares of common stock, par value $0.002 per share ("Common Stock") of the Company issuable pursuant to the Company's Amended and Restated 1995 Stock Option Plan (the "Plan").



                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*        Information required by Part I of Form S-8 to be contained in the
         Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

          a) The Company's Registration Statement on Form S-1 (Registration No. 333-33086) filed on March 23, 2000, and all amendments thereto;

          b) The Company's Registration Statement on Form 8-A filed on June 22, 2000; and

          c) Information concerning employee benefits under the Plan, which will be included in the future, either in the Registrant's proxy statements, annual reports or appendices to this Registration Statement.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Set forth below is a description of certain provisions of the Companies Act of 1981 of Bermuda (the "Companies Act"), the Company's Memorandum of Association, as presently in effect, (the "Memorandum of Association"), the Company's Bye-laws (the "Bye-laws") and the Plan, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the Companies Act, the Company's Memorandum of Association, the Company's Bye-laws and the Plan, which are incorporated herein by reference.

         The Companies Act permits the Company to indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.

         The Bye-laws provide that every director, officer, committee member and any resident representative of the Company be indemnified against any liabilities, loss, damage or expense incurred or suffered in such capacity, subject to limitations imposed in the Companies Act. The Bye-laws further provide that to the extent that any director, officer, committee member or resident representative of the Company is successful in defending any proceedings, whether civil or criminal, the Company will indemnify the individual for all liabilities incurred in such capacity.

         Bye-law 31 stipulates that each shareholder and the Company agree to waive any claim or right of action against any director, officer or committee member, in respect of any failure to act or any action taken by such director, officer or committee member in the performance of his duties with or for the Company. The waiver does not extend to claims arising under United States federal securities laws or any claims, rights of action arising from the fraud of the director, officer, committee member or to recover any gain, personal profit or advantage to which such individual is not legally entitled.

         There has not been in the past and there is not presently pending any litigation or proceeding involving a director, officer, employee or agent of the Company which could give rise to an indemnification obligation on the part of the Company. In addition, except as described herein, the Board of Directors is not aware of any threatened litigation or proceeding which may result in a claim for indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

  Exhibit No.     Description
  -----------     -----------
      4.1         Company's Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form
                  S-1, as filed with the Securities and Exchange Commission on
                  March 23, 2000).

      4.2 Company's Bye-laws (incorporated by reference to Exhibit 3.2 to the Company's amended Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June
                  8, 2000).

      4.3         Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Company's amended Registration Statement on
                  Form S-1, as filed with the Securities and Exchange Commission on May 5, 2000).

      5.1 Opinion of Conyers Dill & Pearman regarding the legality of the Common Stock covered by this Registration Statement.

      23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

      23.2 Consent of Conyers Dill & Pearman (contained in Exhibit 5.1 hereto).

      24          Power of Attorney (contained on signature page hereto).

ITEM 9.  UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 24, 2000.

                                      MARVELL TECHNOLOGY GROUP LTD.

                                      By:  /s/ Sehat Sutardja
                                      ------------------------------------------
                                      Sehat Sutardja
                                      President and Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints SEHAT SUTARDJA and GEORGE HERVEY his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME AND SIGNATURE                                   TITLE                               DATE
-----------------                                    -----                               ----

/s/ Sehat Sutardja                       Co-Chairman of the Board, President,        June 24, 2000
----------------------------             and Chief Executive Officer
Sehat Sutardja                           (Principal Executive Officer)



/s/ George Hervey                        Vice President of Finance and               June 24, 2000
----------------------------             Chief Financial Officer (Principal
George Hervey                            Financial and Accounting Officer)



/s/ Weili Dai                            Executive Vice President, Assistant         June 24, 2000
----------------------------             Secretary and Director
Weili Dai


/s/ Pantas Sutardja                      Vice President and Director                 June 23, 2000
----------------------------
Pantas Sutardja



/s/ Diosdado P. Banatao                  Co-Chairman of the Board                    June 24, 2000
----------------------------
Diosdado P. Banatao


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

/s/ Herbert Chang                        Director                                    June 24, 2000
----------------------------
Herbert Chang


/s/ John M. Cioffi                       Director                                    June 23, 2000
----------------------------
John M. Cioffi


/s/ Paul R. Gray                         Director                                    June 23, 2000
----------------------------
Paul R. Gray


/s/ Ron Verdoorn                         Director                                    June 23, 2000
----------------------------
Ron Verdoorn

                                  EXHIBIT INDEX

  Exhibit No.     Description
  -----------     -----------
     4.1          Company's Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form
                  S-1, as filed with the Securities and Exchange Commission on
                  March 23, 2000).

     4.2 Company's Bye-laws (incorporated by reference to Exhibit 3.2 to the Company's amended Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June
                  8, 2000).

     4.3          Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Company's amended Registration Statement on
                  Form S-1, as filed with the Securities and Exchange Commission on May 5, 2000).

     5.1 Opinion of Conyers Dill & Pearman regarding the legality of the Common Stock covered by this Registration Statement.

     23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2 Consent of Conyers Dill & Pearman (contained in Exhibit 5.1 hereto).

     24           Power of Attorney (contained on signature page hereto).